Exhibit 99.3

JRH Group

Combined Financial Statements for the Year Ended 30 June 2004

JRH Group

Statement of Financial Performance

For the year ended 30 June 2004

	Notes	US$000
Sales revenue	2	131,144
Cost of sales		83,422

Gross profit		47,722
Other revenues	2	59
Research and development expenses		4,580
Selling and marketing expenses		7,967
General and administration expenses		8,860
Borrowing costs	3(b)	125
Other expenses	3(b)	858

Profit from ordinary activities before income tax expense		25,391

Income tax expense relating to ordinary activities	4	9,325

Profit from ordinary activities after income tax expense		16,066

Net profit attributable to members of JRH Group		16,066

The above statement of financial performance should be read in conjunction with the accompanying notes.

JRH Group

Statement of Financial Position

As at 30 June 2004

	Notes	US$000
CURRENT ASSETS
Cash assets	5	6,199
Receivables	6	12,640
Inventories	7	68,029
Other	8	269

Total Current Assets		87,137

NON-CURRENT ASSETS
Property, plant and equipment	9	21,676
Deferred tax assets	10	1,700
Intangibles	11	7,756

Total Non-Current Assets		31,132

TOTAL ASSETS		118,269

CURRENT LIABILITIES
Payables	12	32,715
Current tax liabilities	13	12,198
Provisions	14	818

Total Current Liabilities		45,731

NON-CURRENT LIABILITIES
Payables	15	2,286
Deferred tax liabilities	16	677

Total Non-Current Liabilities		2,963

TOTAL LIABILITIES		48,694

NET ASSETS	1(a)	69,575

The above statement of financial position should be read in conjunction with the accompanying notes.

JRH Group

Statement of Cash Flows

For the year ended 30 June 2004

	Notes	US$000
Cash flows from Operating Activities
Receipts from customers		128,322
Payments to suppliers and employees		(112,534)
Interest received		59
Income taxes paid		(5,729)
Borrowing costs		(125)

Net cash inflow from operating activities	20	9,993

Cash flows from Investing Activities
Payments for property, plant and equipment		(9,982)
Payments for deferred acquisition consideration		(749)
Payments for restructuring of acquired entities and businesses		(224)

Net cash outflow from investing activities		(10,955)

Net increase/(decrease) in cash held		(962)

Cash at the beginning of the financial year		6,927
Exchange rate variations on foreign cash balances		234

Cash at the end of the financial year	5	6,199

The above statement of cash flows should be read in conjunction with the accompanying notes.

JRH Group

Notes to and forming part of the Combined Financial Statements

1.	Summary of Significant Accounting Policies

(a)	Basis of Preparation and Combination

In August 2004, CSL Limited (CSL) commenced a trade sale process of its JRH business.

The entities involved are JRH Biosciences, Inc, JRH Biosciences Ltd and JRH Biosciences Pty Ltd (“JRH Group”).

These combined financial statements have been prepared for the purpose of enabling the inclusion of financial information in respect of the divestment of the JRH Group. Subject to the basis of preparation outlined in this note, these financial statements comply with Australian accounting standards, other authoritative pronouncements of the Australian Accounting Standards Board and Urgent Issues Group Consensus views (Australian GAAP).

There have been departures from the disclosure requirements of Australian accounting standards where they are considered to be not applicable given the nature of these combined financial statements. In particular, AASB 1018: Statement of Financial Performance, AASB 1034: Financial Report Presentation and Disclosures and AASB 1040: Statement of Financial Position, to the extent that they relate to disclosures of Equity, the components of Equity and the movements therein and AASB 1034 in respect of the disclosure of financial information in respect of comparative periods.

Furthermore, the combined financial statements are a combination of the JRH entities, wholly owned within the CSL Limited Group, control of which was transferred by this transaction. In preparing the combined financial statements, the effects of all transactions between entities within the JRH Group have been eliminated.

The financial information included herein may not reflect the financial position, operating results or cash flows of the JRH Group under a different ownership structure.

(b)	Currency of Preparation

All amounts are expressed in United States dollars, rounded to the nearest thousand, unless otherwise stated. The entities within the JRH Group whose functional currencies are Australian dollars and UK pounds have been translated into United States dollars at the applicable closing rates (for items in the statement of financial position) and the average rates for the period (for items in the statement of financial performance and cash flows). The applicable exchange rates used are as follows:

Closing Rates:	US$	1	= A$1.4495
			= GBP 0.5515

Average Rates:	US$	1	= A$1.4019
			= GBP 0.5710

JRH Group

Notes to and forming part of the Combined Financial Statements (Cont…)

1.	Summary of Significant Accounting Policies (cont)

(c)	Tax effect accounting

Tax-effect accounting is applied using the liability method whereby income tax is regarded as an expense and is calculated on the accounting profit after allowing for permanent differences. To the extent timing differences occur between the time items are recognised in the financial statements and when items are taken into account in determining taxable income, the net related taxation benefit or liability, calculated at current rates, is disclosed as a future income tax benefit or a provision for deferred income tax. The net future income tax benefit relating to tax losses is not carried forward as an asset unless the benefit is virtually certain of being realised.

The current tax provision has been prepared on the basis of separate tax returns being lodged for individual entities in the respect of jurisdictions. Depending on the jurisdiction and choices made regarding tax consolidation, the tax provision may not ultimately be payable to the tax authorities. In certain instances it may be payable to the head entity in the tax consolidated group.

(d)	Inventories

All inventories are stated at the lower of cost and net realisable value. Cost includes direct material and labour and an appropriate proportion of variable and fixed overhead expenditure, the latter being allocated on the basis of normal operating capacity.

(e)	Acquisitions of Assets

The purchase method of accounting is used for all acquisitions of assets regardless of whether shares or other assets are acquired. Cost is measured as the fair value of consideration given at the date of acquisition plus costs directly attributable to the acquisition.

Where settlement of any part of cash consideration is deferred, the amounts payable in the future are discounted to their present value as at the date of the acquisition. The discount rate used is the entity’s incremental borrowing rate, being the rate at which a similar borrowing could be obtained from an independent financier under comparable terms and conditions.

Provisions for restructuring costs and related employee termination benefits are recognised as at the date of acquisition of an entity on the basis described in the accounting policy notes.

Where goodwill arises, it is brought to account on the basis described in Note 1(j).

(f)	Freehold Property, Plant and Equipment

Freehold land and buildings are recorded at cost which is not in excess of the recoverable amount. Provision for depreciation of buildings has been made.

Plant and equipment is stated at cost less depreciation or amortisation which is not in excess of the recoverable amount. Capital work in progress is stated at cost.

Property, plant and equipment, except freehold land, are depreciated over their economic lives on a straight line basis as follows:

Buildings	5-25 years
Plant and equipment	5-15 years
Leasehold improvements	5-10 years

JRH Group

Notes to and forming part of the Combined Financial Statements (Cont…)

1.	Summary of Significant Accounting Policies (cont)

(g)	Recoverable Amount

Non-current assets measured using the cost basis are not carried at an amount above their recoverable amount, and where carrying values exceed this recoverable amount, assets are written down. In determining recoverable amount, the expected net cash flows have been discounted to their present value using a market determined, risk adjusted rate of 9.5%.

(h)	Leasehold Improvements

The cost of improvements to leasehold properties is amortised over the unexpired period of the lease or the estimated useful life of the improvement whichever is the shorter.

(i)	Operating Leases

The minimum lease payments of operating leases, where the lessor effectively retains substantially all of the risks and benefits of ownership of the leased item, are recognised as an expense on a straight-line basis.

(j)	Goodwill

On acquisition of some or all of the assets of another entity, the identifiable net assets acquired are measured at their fair value. The excess of the fair value of the purchase consideration plus incidental expenses over the fair value of the identifiable net assets is brought to account as goodwill and is amortised on a straight line basis over 10 years being the period of expected benefit. The carrying value of goodwill is reviewed at each reporting date by the directors and written down where it is considered that the carrying amount exceeds the recoverable amount.

(k)	Research and Development, Patents and Intellectual Property

Current expenditure on research and development and on patents is charged against profit from ordinary activities as incurred. Expenditure on equipment used in research and development activities is capitalised in property, plant and equipment and depreciated over its estimated useful life.

(l)	Provisions

Provisions are recognised when the Group has a legal, equitable or constructive obligation to make a future sacrifice of economic benefits to other entities as a result of past transactions or other past events, it is probable that future sacrifice of economic benefits will be required and a reliable estimate can be made of the amount of the obligation.

(m)	Revenue Recognition

Revenue is recognised to the extent that it is probable that the economic benefits will flow to the entity and the revenue can be reliably measured. The following specific recognition criteria must also be met before revenue is recognised:

Sales Revenue

Sales revenue comprises revenue earned (net of returns, discounts and allowances) from the provision of products external to the consolidated entity. Sales revenue is recognised when title of the goods has passed to the buyer.

Interest Income

Interest income is recognised as it accrues.

Other Revenue

Other revenue, including government grants, is recognised when the entitlement is confirmed.

JRH Group

Notes to and forming part of the Combined Financial Statements (Cont…)

1.	Summary of Significant Accounting Policies (cont)

(n)	Cash and Cash Equivalents

Cash on hand and in banks and short-term deposits are stated at nominal value.

For the purpose of the statement of cash flows, cash includes cash on hand and at call deposits with banks or financial institutions and investments in money market instruments, net of bank overdrafts.

Bank overdrafts are carried at the principal amount. Interest is charged as an expense as it accrues.

(o)	Receivables

Trade debtors are initially recorded at the amount of the contracted sale proceeds. Provision for doubtful debts is recognised to the extent that recovery of the outstanding receivable balance is considered no longer probable.

Other debtors and other receivables are recognised and carried at the nominal amount due. They are non-interest bearing and have various repayment terms.

(p)	Payables

Liabilities for trade creditors and other amounts are carried at cost which is the fair value of the consideration to be paid in the future for goods and services received, whether or not billed to the consolidated entity.

Trade and other creditors are non-interest bearing and have various repayment terms.

(q)	Employee Benefits

Provision is made for employee benefits accumulated as a result of employees rendering services up to reporting date. These benefits include wages and salaries, annual leave, long service leave and other post retirement benefits.

Employee benefits including on costs, expected to be settled within one year together with benefits arising from wages and salaries and annual leave which will be settled after one year, have been measured at their nominal amounts based on remuneration rates which are expected to be paid when the liability is settled. Long service leave and other post retirement benefits, including on costs, payable later than one year have been measured at the present value of the estimated future cash outflows to be made for those benefits.

Employee benefits expenses and revenues are charged against profits on a net basis in their respective categories.

Superannuation Plans

Contributions to superannuation plans are expensed in the year they are paid or become payable. No employees of entities in the combined business are members of defined benefit superannuation plans.

(r)	Equity-Based Compensation Schemes

Certain employees are entitled to participate in equity-based compensation schemes under which they receive equity instruments issued by the ultimate parent (CSL Limited).

No remuneration expense is recognised in respect of issues made through the equity-based compensation schemes.

Entities in the combined business do not operate any equity-based compensation schemes.

JRH Group

Notes to and forming part of the Combined Financial Statements (Cont…)

2	Revenue from Ordinary Activities

US$000
Sales revenue	131,144

Other revenue
Interest received/receivable
Other persons and/or corporations	59

Total other revenues	59

Total revenue from ordinary activities	131,203

3	Operating Profit

Profit from ordinary activities before income tax includes the following net gains and expenses:

(a) Net gains/(losses)
Foreign exchange gains/(losses)	(377)

(b) Expenses
Borrowing costs
Interest paid/payable
Related parties - CSL US Inc	91
Other persons and/or corporations	34

Total borrowing costs	125

Depreciation
Buildings	196
Plant and equipment	1,830

Total depreciation	2,026

Amortisation
Leasehold improvements	499
Goodwill (i)	858

Total amortisation	1,357

(i) The functional expense classification of Other Expenses includes goodwill amortisation.

Auditors remuneration
Amounts received for the audit and review of financial reports	161
Amounts received for other services	82

Total remuneration	243

Other charges against assets
Writedown of inventory to net realisable value	1,447

Rental expenses relating to operating leases	1,662

JRH Group

Notes to and forming part of the Combined Financial Statements (Cont…)

4	Income Tax

The income tax expense for the financial year differs from the amount calculated on the profit. The differences are reconciled as follows:

US$000
Profit from ordinary activities before income tax expense	25,391

Income tax calculated at 30%	7,617

Tax effect of permanent differences
Non-deductible sundry items	9
Effects of different rates of tax on US and UK income	1,699

Income tax expense attributable to profit from ordinary activities	9,325

5	Current Assets - Cash assets

Cash at bank and on hand	6,199

6	Current Assets - Receivables

Trade debtors	12,752
Less: provision for doubtful debts	441

12,311
Sundry debtors	329

12,640

7	Current Assets - Inventories

Raw materials and stores - at cost	20,694
Less: provision for diminution in value	1,178

Raw materials and stores - net	19,516

Work in progress - at cost	2,932
Less: provision for diminution in value	—

Work in progress - net	2,932

Finished goods - at cost	47,218
Less: provision for diminution in value	1,637

Finished goods - net	45,581

68,029

8	Current Assets - Other

Prepayments	269

JRH Group

Notes to and forming part of the Combined Financial Statements (Cont…)

9	Non-Current Assets - Property, Plant and Equipment

US$000
Land at cost
Opening balance	610

Closing balance	610

Buildings at cost
Opening balance	3,891

Closing balance	3,891

Accumulated depreciation
Opening balance	594
Depreciation for the year	196

Closing balance	790

Net book value of buildings	3,101

Net book value of land and buildings	3,711

Leasehold improvements at cost
Opening balance	5,994
Additions	169
Transferred to plant and equipment	(148)

Closing balance	6,015

Accumulated amortisation
Opening balance	1,586
Amortisation for the year	499

Closing balance	2,085

Net book value of leasehold improvements	3,930

Plant and equipment at cost
Opening balance	12,247
Additions	1,072
Transferred from capital work in progress/leaseholds	597

Closing balance	13,916

Accumulated Depreciation
Opening balance	7,095
Depreciation for the year	1,830

Closing balance	8,925

Net book value of plant and equipment	4,991

Capital work in progress
Opening balance	751
Additions	8,742
Net transferred to plant and equipment at cost	(449)

Closing balance	9,044

Total net book value of property, plant and equipment	21,676

JRH Group

Notes to and forming part of the Combined Financial Statements (Cont…)

10	Non-Current Assets - Deferred tax assets

US$000
Future income tax benefit	1,700

Attributable to timing differences	1,700

11	Non-Current Assets - Intangibles

Goodwill at cost (i)	8,920
Less: accumulated amortisation	1,164

7,756

(i)	The goodwill relates to the acquisition of the serum business of By-Prod Corporation and the Siris Group. The consideration for this acquisition includes various future payments. At 30 June 2004 the present value of the payments to be made are as follows:

US$000
Current liability (Note 12)	1,355
Non-current liability (Note 15)	2,286

3,641

12	Current Liabilities - Payables

Trade creditors	28,302
Other creditors and accruals	3,058
Other creditors - Deferred acquisition consideration (refer to Note 11(i))	1,355

32,715

Included in Trade creditors are amounts payable of $19,428,000 to related parties within the CSL Group. These relate to trade creditors and accrual amounts paid or payable by the related parties on behalf of the JRH Group.

13	Current Liabilities - Tax liabilities

Income tax	12,198

The current tax provision has been prepared on the basis of separate tax returns being lodged for individual entities in the respect of jurisdictions. Depending on the jurisdiction and choices made regarding tax consolidation, the tax provision may not ultimately be payable to the tax authorities and instead may be payable to the head entity in the tax consolidated group for each jurisdiction. The head entity may be outside the JRH Group.

14	Current Liabilities - Provisions

Employee benefits	810
Restructuring (i)	8

818

The number of full time equivalent employees at 30 June 2004	394

Movements
(i) Restructuring
Carrying amount at the beginning of the financial year	232
Payments made	(224)

Carrying amount at the end of the financial year	8

15	Non-Current Liabilities - Payables

Other creditors - Deferred acquisition consideration (Refer to Note 11(i))	2,286

JRH Group

Notes to and forming part of the Combined Financial Statements (Cont…)

16	Non-Current Liabilities - Deferred tax liabilities

US$000
Provision for deferred income tax	677

17	Commitments

Capital Commitments

Estimated capital expenditure contracted for at balance date but not provided for in the financial statements, payable:
Not later than one year	9,000

Lease Commitments
Operating Leases
Total lease expenditure contracted for at balance date but not provided for in the financial statements, payable:
Not later than one year	1,331
Later than one year but not later than five years	2,703
Later than five years	1,573

5,607

Representing
Non-cancellable operating leases	5,607

Operating leases entered into relate predominantly to rental properties. Rental payments are generally fixed, but with inflation escalation clauses on which contingent rentals are determined.

18	Segment Information

The JRH Group operates within one primary business segment being the development and manufacture of cell culture reagents used in the manufacture of vaccines, biopharmaceuticals and gene therapy products.

The JRH Group operates predominantly in three segments, being Australasia/Asia Pacific, USA and Europe.

	Australasia/ Asia Pacific	USA	Europe	Elimination	Combined
External Revenues	6,076	92,532	32,536	0	131,144
Intersegment Revenue	19,889	29,140	0	(49,029)	0

Segment Revenues	25,965	121,672	32,536	(49,029)	131,144

Segment Assets	30,241	90,747	13,593	(16,312)	118,269

Acquisition of property, plant andequipment	36	5,788	4,130	0	9,954

19	Subsequent Events

On 20 December 2004, JRH Biosciences Inc paid a dividend of US$39,619,000 to CSL US Inc and JRH Biosciences Pty Ltd paid a dividend of A$16,331,000 to CSL Limited.

On 18 January 2005, CSL Limited entered into a Purchase and Sale agreement with Sigma-Aldrich for the sale of the JRH Group. The contract was settled on 28 February 2005.

There were no other material events for the period subsequent to year end to 28 February 2005. The directors of CSL Limited have obtained a written representation from Sigma Aldrich management confirming that there are no material subsequent events from that date to the date of the signing of this report.

JRH Group

Notes to and forming part of the Combined Financial Statements (Cont…)

20	Reconciliation of Profit from Ordinary Activities after Tax to Cash Flows from Operations

US$000
Profit from ordinary activities after tax	16,066
Depreciation and amortisation	3,383
Net exchange differences	(527)
Changes in assets and liabilities
Increase in receivables	(2,499)
Increase in inventories	(18,583)
Decrease in prepayments	95
Increase in tax assets	(616)
Increase in payables	8,491
Increase in provisions	227
Increase in tax liabilities	3,956

Net cash inflow from operating activities	9,993

21	Related Parties

Ultimate Controlling Entity

The Ultimate Controlling Entity at 30 June 2004 was CSL Limited.

Transactions with CSL Limited

The JRH Group entered into the following transactions during the year with related parties:

Sale of product to CSL Limited of $349,000

Sale of product to CSL (New Zealand) Limited of $177,000

Sale of product to Biocor Animal Health of $218,000

Certain services of AUD$161,083 are provided by CSL entities to the JRH Group, in the main these are charged on a fee for service basis and the relevant costs are reflected in the Combined Financial Statements. Some services are provided at no cost however these are not material to the Financial Statements.

CSL Limited Group Head Office costs are not allocated to the JRH Group as the JRH Group operates on a stand alone basis with a separate Corporate Head Office infrastructure.

JRH Biosciences Pty Ltd participated during the year in a cash pooling arrangement in Australia with CSL Limited under which JRH overdraft balances were offset against CSL credit balances. No interest was charged to JRH under this arrangement.

JRH Biosciences Inc participated during the year in a cash pool with CSL US Inc. No interest is charged on cash pool balances. Prior to this arrangement CSL US Inc provided long term financing to JRH Biosciences Inc, an interest amount of $91,000 was charged during the year.

JRH Biosciences Inc is a member of the CSL US Inc tax group. Companies within the CSL US Inc tax group transfer taxable income and losses to CSL US Inc through intercompany loan accounts, no interest is charged on these loan balances.

Trade Creditor amount owing to CSL Group entities (refer Note 12) are interest free in accordance with CSL Group Policy.

Transactions with Related Parties in the Combined Group

Sale of product between entities in the combined group on commercial terms and conditions. Loans were advanced and repayments received on intercompany loan accounts. Interest is charged at 3 month LIBOR plus a margin reflecting the CSL Group cost of funds on loans considered as financing, those with a term greater than 3 months.

JRH Group

Notes to and forming part of the Combined Financial Statements (Cont…)

21	Related Parties (continued)

Directors

The following individuals were directors of entities in the Combined Group during the financial year and up to the date of sale (refer Note 19 Subsequent Events):

Dr B A McNamee

Mr A M Cipa

Mr T Giarla

Mr D Gray

Mr AFS Cullen

These individuals are executives of either the ultimate parent entity or of entities in the Combined Group and do not receive remuneration in their capacity as directors of entities in the Combined Group.

22	Financial Instruments

Objectives for holding derivative financial instruments

Under CSL Group Treasury policies the JRH Group are not permitted to enter into derivative financial instruments transactions. Where an entity within the group is exposed to exchange rate movements, CSL Group Treasury will enter into forward exchange contracts to hedge foreign currency balances.

Interest Rate Risk Exposure

JRH Group is exposed to interest rate risk through primary financial assets and liabilities.

The following table summarises interest rate risk for the entity together with effective interest rates as at balance date.

	Floating Rate	Non interest bearing	Total	Average Interest Rate
June 2004	$’000	$’000	$’000%
Financial Assets
Cash at bank	6,199	—	6,199	0.86
Trade debtors	—	12,752	12,752
Sundry debtors	—	329	329

	6,199	13,081	19,280

Financial Liabilities
Creditors and accruals	—	28,302	28,302
Other creditors	—	3,058	3,058
Deferred acquisition consideration	—	3,641	3,641

	—	35,001	35,001

22	Financial Instruments cont.

Foreign Exchange Risk

CSL Group Treasury enters into forward exchange contracts to buy and sell specified amounts of foreign currencies in the future at predetermined exchanges rates on behalf of JRH Biosciences Pty Ltd. The objective is to match the contracts with committed future cash flows from sales in foreign currencies to protect the entity against exchange rate movements. Contracts are entered into by CSL Group Treasury from time to time in order to maintain a desired hedged position.

The following table summarises by currency the US dollar value of forward exchange agreements at balance date. Foreign currency amounts are translated at rates prevailing at reporting date.

Currency	Average Exchange Rate 2004	2004 Buy $’000	Sell $’000
Australian dollars	1.4495	5,153	—

The JRH Group is exposed to foreign currency exchange risk through primary financial assets and liabilities. The following table, expressed in US dollars, summarises the foreign exchange risk carried by the combined JRH Group as a result of the existence of foreign currency denominated financial assets and liabilities.

	USD	EUR	GBP	AUD	Total
June 2004	$’000	$’000	$’000	$’000	$’000
Financial Assets
Cash at bank	4,716	1,340	239	(96)	6,199
Trade debtors	9,550	2,207	460	535	12,752
Sundry debtors	233	—	96	—	329

	14,499	3,547	795	439	19,280

Financial Liabilities
Creditors and accruals	26,223	4	515	1,560	28,302
Other creditors	3,058	—	—	—	3,058
Deferred acquisition consideration	3,641	—	—	—	3,641

	32,922	4	515	1,560	35,001

JRH Group

Notes to and forming part of the Combined Financial Statements (Cont…)

22	Financial Instruments cont.

Credit Risk

Credit risk represents the extent of credit related losses that the JRH Group may be subject to on amounts to be received from financial instruments. The JRH Group, while exposed to credit related losses in the event of non performance by counterparties to financial instruments, does not expect any counterparties to fail to meet their obligations.

The maximum exposure to credit risk at balance date to recognised financial assets is the carrying amount, net of any provision for doubtful debts, as disclosed in the statement of financial position and notes to the financial statements.

Location of Credit Risk	2004
USA	12,377
Europe	6,248
Asia	217
Australia	438

19,280

Concentration of credit risk on financial assets is indicated in the following table by percentage of the total balance receivable from customers in the specified categories:

Customer/Industry Classification	%
Financial Institutions	32
Other Commercial Organisations	68

Net Fair Values of Financial Assets and Liabilities

The carrying amounts of financial assets and financial liabilities held at balance date approximates their net fair value.

23	Adoption of International Financial Reporting Standards

This disclosure was published in the CSL Limited Group 30 June 2004 Financial Report and may not be applicable to the Combined JRH Group post CSL’s ownership of JRH.

The Australian Accounting Standards Board (AASB) is adopting International Financial Reporting Standards for application to reporting periods beginning on or after 1 January 2005. This means that the CSL Group will be required to prepare financial statements for the year ending 30 June 2006 that comply with Australian equivalents of International Financial Reporting Standards (AIFRS) and their related pronouncements as issued and recognised by the AASB.

The CSL Group will report its compliance with AIFRS for the first time for the half-year ended 31 December 2005. The transitional rules for the first time adoption of AIFRS require that entities restate their comparative financial statements using all Australian equivalents of IFRSs, except for AASB 132 Financial Instruments: Disclosure and Presentation and AASB 139 Financial Instruments: Recognition and Measurement.

The majority of the adjustments required on transition are required to be made to opening retained earnings in the opening AIFRS balance sheet as at 1 July 2004. However, transitional adjustments relating to those standards where comparatives are not required will be made to opening retained earnings at 1 July 2005. Comparatives restated under AIFRS will not be reported in the financial statements until 31 December 2005, being the first half year reported in compliance with AIFRS.

JRH Group

Notes to and forming part of the Combined Financial Statements (Cont…)

23	Adoption of International Financial Reporting Standards cont.

The CSL Group established a formal AIFRS Steering Committee in 2003 to plan and manage the convergence to AIFRS, monitor the developments in AIFRS and ensure it is prepared to report under AIFRS in accordance with the timetable outlined above. The AIFRS Steering Committee includes senior members of management, is monitored by the Group Finance Director, and reports to the Audit and Risk Management Committee on the progress towards transition. As a part of the project for the implementation of AIFRS, the AIFRS Steering Committee set-up seven specific project teams, each responsible for evaluating the impact of a specific group of accounting changes associated with the transition to AIFRS. In addition, a dedicated resource for the project was employed during the year.

The project has been separated into four phases - Impact analysis, design and planning, solution development and implementation. The impact analysis and design and planning phases are largely completed and work has begun on the solution development and implementation phases. Internal training on AIFRS has already been conducted for several subsidiaries and divisions in Australia, New Zealand and the USA.

Set out below are the key areas where accounting policies will change and may have an impact on the financial statements of the CSL Group. It should be noted that at this stage the CSL Group has not fully quantified the impacts of each area on the financial statements.

The key areas are as follows:

Goodwill Under AASB 3 Business Combinations, goodwill acquired in a business combination will not be amortised. Instead it will be subject to annual impairment testing focussing on the cash flows of related cash generating units. This will result in a change to the current accounting policy, under which goodwill is both amortised on a straight line basis over the period during which the benefits are expected to arise, and not exceeding 20 years, and subject to a recoverable amounts review.

Employee Benefits The CSL Group does not currently recognise an asset or liability for the net position of the defined benefit schemes it sponsors, except for the recognition of any net liabilities on acquisition of controlled entities. Under AASB 119 Employee Benefits the CSL Group will be required to recognise the net position of each scheme based on actuarial valuations on the statement of financial position. The initial adjustment on transition will be recognised through retained earnings and subsequent adjustments will be to the statement of financial performance.

Share-based Payments The CSL Group currently does not recognise an expense for options or performance rights issued under the current plans. Under AASB 2 Share-based Payments, the CSL Group will be required to recognise an expense for all share-based remuneration issued after 7 November 2002 which has not vested as at 1 January 2005. The expense is based on the fair value of the equity instruments issued at the grant date.

Income Taxes Under AASB 112 Income Taxes a new method of accounting for income taxes, known as the “balance sheet liability method”, will be adopted, replacing the current “tax effect income statement” approach used by the CSL Group. The new method recognises deferred tax balances in the statement of financial position when there is a difference between the carrying value of an asset or liability and its tax base. Adoption of this new method may result in increased deferred tax assets and liabilities and, as tax effects follow the underlying transaction, some tax effects will be recognised directly in equity.

JRH Group

Notes to and forming part of the Combined Financial Statements (Cont…)

23	Adoption of International Financial Reporting Standards cont.

Government Grants Where government grants are provided for the acquisition or construction of a long-term asset, AASB 120 Accounting for Government Grants and Disclosure of Government Assistance requires the amount of the grant to be recognised as income over the periods necessary to match the grant with the related costs that are intended to be compensated. Under current Australian Accounting Standards, such grants are recognised immediately as revenue.

Hedging and financial Instruments AASB 139 Financial Instruments: Recognition and Measurement is required to be adopted by the CSL Group prospectively from 1 July 2005. This standard requires all financial instruments to be recognised in the statement of financial position and all derivatives and most financial assets to be carried at fair market value. AASB 139 recognises fair value hedge accounting, cash flow hedge accounting and hedges of investments in foreign operations. Fair value and cash flow hedge accounting can only be considered where documentation, designation and effectiveness tests are met on both a prospective and retrospective basis. Ineffectiveness outside the prescribed range precludes the use of hedge accounting and may result in amounts recognised in the statement of financial performance, which had not been recognised previously.

24	Narrative of Differences Between United States and Australian GAAP

The accompanying financial statements are presented in accordance with accounting principles generally accepted in Australia (AGAAP). Certain differences exist between AGAAP and accounting principles generally accepted in the United States (USGAAP). The accompanying financial statements could be materially affected by differences between USGAAP and AGAAP in accounting for the following:

Goodwill

AGAAP requires goodwill to be amortised on a straight line basis over the period of expected benefits, not to exceed 20 years. The carrying value must be reviewed at each reporting date and written down where it is considered that the carrying value exceeds the recoverable amount ((refer to Note 1(j)). USGAAP requires annual impairment testing with no regular amortization.

Income Tax

USGAAP requires a “balance sheet” approach to calculating tax effect balances while AGAAP adopts a “profit and loss” approach to income tax accounting (refer to Note 1(c)). Under USGAAP, entities are required to calculate deferred income taxes based on temporary differences, which are the differences between the carrying amount of assets/liabilities for financial statement purposes and their basis for income tax purposes.

Employee Stock Options

USGAAP requires the cost of issuing employee stock options to be valued using the intrinsic value or fair value option pricing model. This cost is then recognized over the vesting period. AGAAP does not require recognition or measurement of the value of the employee stock options issued, but does require disclosure of such activity in the financial statements.

Capitalized Interest

Interest cost for qualifying assets during the assets’ construction period is capitalized under USGAAP, even if the capital projects in question are not being directly financed. AGAAP only allows the capitalization of interest for capital projects directly financed.

JRH Group

Notes to and forming part of the Combined Financial Statements (Cont…)

24	Narrative of Differences Between United States and Australian GAAP cont.

Bill and Hold Sales

USGAAP provides stricter requirements than AGAAP with respect to revenue recognition under bill-and-hold arrangements. Under USGAAP, the following conditions must be met for a bill-and-hold transaction to be recorded as a sale:

1.	The risks of ownership must have passed to the buyer.

2.	The buyer must have made a fixed commitment to purchase the goods, preferably reflected in written documentation.

3.	The buyer, not the seller, must request that the transaction be on a bill-and-hold basis. The buyer must have a substantial business for ordering the goods on a bill-and-hold basis.

4.	A fixed schedule for delivery of the goods must exist. The date for delivery must be reasonable and must be consistent with the buyer’s business practices (eg. storage periods are customary in the industry).

5.	The seller must not have retained any specific performance obligations such that the earnings process is not complete.

6.	The ordered goods must have been segregated from the seller’s inventory and must not be subject to being used to fill other orders.

7.	The goods must be complete and ready for shipment.

AGAAP only requires the following conditions be met in order to recognise a bill-and-hold transaction as a sale:

1.	The seller has passed control of the goods to the buyer.

2.	It is probable that the economic benefits comprising the consideration will flow to the seller.

3.	The amount of revenue can be measured reliably.

If the accompanying financial statements had been prepared in accordance with USGAAP, the financial position and results of operations could be materially different than as accounted for under AGAAP.

25	Additional Information

Domicile & Country of Incorporation
JRH Biosciences Inc	United States of America
JRH Biosciences Limited	United Kingdom
JRH Biosciences Pty Ltd	Australia

Registered Office
JRH Biosciences Inc	1209 Orange Street, Wilmington, Delaware
JRH Biosciences Limited	Smeaton Road, West Portway, Andover, Hampshire
JRH Biosciences Pty Ltd	45 Poplar Road, Parkville, Victoria 3052

Principal Place of Business
JRH Biosciences Inc	13804 W 107th St, Lenexa, Kansas 66215
JRH Biosciences Limited	Smeaton Road, West Portway, Andover, Hampshire, England
JRH Biosciences Pty Ltd	18 Export Drive, Brooklyn, Victoria 3025

Description of Principal Activities
Manufacture, Development and Marketing of Cell Culture Reagents for the pharmaceutical industry.

Name of Parent Entity
JRH Biosciences Inc	CSL US Inc
JRH Biosciences Limited	CSL UK Holdings Limited
JRH Biosciences Pty Ltd	CSL Limited

Name of Ultimate Parent Entity
JRH Biosciences Inc	CSL Limited
JRH Biosciences Limited	CSL Limited
JRH Biosciences Pty Ltd	CSL Limited

JRH Group

Directors’ Declaration

We, being the CSL Limited Directors, as vendors of the JRH Group of entities, state that:

the combined financial statements and associated notes of the JRH Group:

(i) presents fairly the Group’s financial position as at 30 June 2004 and of the Group’s performance for the 12 months ended on that date; and

(ii) comply with the Accounting Standards as outlined in Note 1 to the financial statements.

Tony Cipa Finance Director

Brian McNamee Managing Director

Melbourne May 2005

Report of Independent Auditors

The Board of Directors of CSL Limited

We have audited the accompanying combined statement of financial position of the JRH Group as of June 30, 2004, and the related combined statement of financial performance, and cash flows for the one-year period ended June 30, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the JRH Group at June 30, 2004, and the combined results of its operations and its cash flows for the one-year period ended June 30, 2004, in conformity with Australian generally accepted accounting principles.

/s/ Ernst & Young

Melbourne, Australia

May 12, 2005